Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

May 7, 2026

Jade Biosciences, Inc.

221 Crescent St., Building 23, Suite 105

Waltham, MA 02453

To the addressee set forth above:

We have acted as local Nevada counsel to Jade Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale, from time to time, by the applicable selling stockholders listed in the Prospectus (collectively, the “Selling Stockholders”), of up to 39,542,339 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) comprising: (i) 13,086,108 shares of Common Stock (the “October 2025 PIPE Shares”) issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of October 6, 2025, by and among the Company and certain of the Selling Stockholders (the “October 2025 SPA”) in connection with a private investment in public equity transaction (the “October 2025 PIPE”), (ii) 1,402,092 shares of Common Stock (the “October 2025 PIPE Warrant Shares”) issuable upon exercise of pre-funded warrants (the “October 2025 PIPE Pre-Funded Warrants”) issued by the Company to certain of the Selling Stockholders pursuant to the October 2025 SPA in connection with the October 2025 PIPE, (iii) 3,214,286 shares of Common Stock (together with the October 2025 PIPE Shares, the “PIPE Shares”) issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of December 13, 2025, by and between the Company and a certain Selling Stockholder (the “December 2025 SPA”) in connection with a private investment in public equity transaction, (iv) 1,062,326 shares of Common Stock (the “Additional RA Capital Shares”) issued by the Company to RA Capital Healthcare Fund, L.P., (v) 3,220,368 shares of Common Stock (the “Additional Fairmount Shares”) issued by the Company to certain entities affiliated with Fairmount Funds Management LLC (“Fairmount”), (vi) 4,935,159 shares of Common Stock (together with the October 2025 PIPE Warrant Shares, the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (together with the October 2025 PIPE Pre-Funded Warrants, the “Pre-Funded Warrants”) issued by the Company to certain entities affiliated with Fairmount pursuant to that certain Securities Purchase Agreement, dated as of October 30, 2024 (together with the October 2025 SPA and the December 2025 SPA, the “ Securities Purchase Agreements “and, together with the Pre-Funded Warrants, the “Transaction Documents”), other than the October 2025 PIPE Pre-Funded Warrants in connection with a private investment in public equity transaction, and (vii) 12,622,000 shares of Common Stock (together with the PIPE Shares, the Additional RA Capital Shares and the Additional Fairmount Shares, the “Common Shares” and, together with the Pre-Funded Warrant Shares, the “Shares”) issuable upon conversion of 12,622 shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, issued by the Company to certain entities affiliated with Fairmount. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

www.bhfs.com

Jade Biosciences, Inc.

May 7, 2026

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and resale of the Shares as contemplated by the Transaction Documents and as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Transaction Documents, the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Transaction Documents, (ii) the Registration Statement and the Prospectus, (iii) the articles of incorporation and bylaws of the Company, each as amended to date, and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records, and such instruments and other documents, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and (b) obtained from officers and other representatives and agents of the Company, and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) each agreement, instrument or other document (or form thereof) we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and all representations and warranties set forth in the documents we have reviewed are and will be true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (iii) each natural person executing a document at all relevant times had, has, or at the time of such execution will have, sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (v) prior to the conversion of Jade Biosciences, Inc., a Delaware corporation, into a Nevada corporation, the Company took all corporate action required under the laws of the State of Delaware to authorize and approve the relevant Transaction Documents and the performance by the Company of its obligations thereunder, including the issuance of any Shares to the applicable Selling Stockholders; (vi) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (vii) the obligations of each party set forth in the Transaction Documents and in any other documents we have reviewed are and will be its valid and binding obligations, enforceable against such party in accordance with their respective terms; and (viii) after any issuance of Pre-Funded Warrant Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement or plan, or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on, the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Jade Biosciences, Inc.

May 7, 2026

Based upon the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. The Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2. The Pre-Funded Warrant Shares have been duly authorized by the Company and if, when and to the extent any Pre-Funded Warrant Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents (including due and proper exercise of the relevant Pre-Funded Warrant(s) in accordance therewith and payment in full of all consideration required thereunder), and as described in the Registration Statement and the Prospectus, such Pre-Funded Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP